UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Executive Incentive Plan

On December 20, 2007, the Compensation Committee of the Board of Directors of the Company (the “Committee”) met and approved incentive targets and formulas for determining incentive awards under the Nu Skin Enterprises, Inc. 2006 Senior Executive Incentive Plan (the “Plan”) in 2008. The Committee elected to make certain changes to the incentive targets and formulas used in previous years. Previously, cash incentive awards were earned on a quarterly as well as a semi-annual basis, and were based on the Company’s achievement of revenue and operating income targets. For 2008, 50% of the target bonuses will be earned based on quarterly performance (12.5% per quarter) and 50% of the target bonuses will be earned based on annual performance rather than semi-annual performance. The objective business criteria selected by the Committee for determining the payment of cash incentive awards in 2008 for Truman Hunt, Ritch Wood, Joe Chang and Dan Chard will be earnings per share and revenue. In addition, 10% of the incentive awards will be subject to the executive meeting certain other performance measures.

The incentive targets are established at three levels, referred to as “Minimum”, “Budget”, and “Stretch” targets. Bonus amounts payable to participants under the Plan are based on a certain pre-established percentage of a participant’s salary (“Bonus Percentage Levels”). If Budget targets are met for a particular incentive period, a participant will receive a bonus amount at the Bonus Percentage Level (the “Budget-Level Bonus”). If a Budget target is not met, the bonus amount decreases linearly from the Budget-Level Bonus until reaching 50% of the Budget-Level Bonus at the Minimum target level. No bonus is earned if Minimum earnings per share targets are not met. The bonus amount increases linearly above the Budget-Level Bonus to the extent actual revenue or earnings per share measures exceed Budget level, until reaching 200% of the Budget-Level Bonus at the Stretch level. Beyond the Stretch level, the bonus amount increases in proportion to the extent to which Stretch targets are exceeded. The Bonus Percentage Levels that were set previously by the Committee were not changed and remain as follows:

Participant	Bonus Percentage Level (% of salary)

Truman Hunt	100%
Director, President and CEO

Ritch Wood	60%
Chief Financial Officer

Dan Chard	60%
Executive Vice President,
Distributor Success

Joe Chang	60%
Chief Scientific Officer and
Executive Vice President,
Product Development

The incentive targets and formulas described above are subject to all the terms and conditions of the Plan.

Performance Equity Grant

On December 20, 2007, the Committee also approved the grant of performance stock options to Ritch Wood, Dan Chard, and Joe Chang. Vesting for the options is performance based, with the options vesting in two installments if the Company’s earnings per share equal or exceed the two established performance levels, measured in terms of diluted earnings per share. Fifty percent of the options will vest upon earnings per share meeting or exceeding the first performance level and 50% of the options will vest upon earnings per share meeting or exceeding the second performance level. If the performance levels have not been met on or prior to the 2nd business day following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, then any unvested options shall terminate at such time. Under the terms of the options, earnings per share is calculated in accordance with generally accepted accounting principles; provided, however, that the following shall be excluded from the calculation of “earnings per share: (A) asset write-downs, (B) litigation or claim judgments or settlements related to claims arising prior to the date of grant or claims based, in whole or in part, on events or actions occurring prior to the date of grant, (C) accruals for recapitalization, reorganization and restructuring programs, (D) the discontinuation, disposal or acquisition of a business or division, and (E) any other extraordinary items. The Committee shall review and approve the calculation of “earnings per share,” and shall determine, exercising its judgment, the items to be excluded pursuant to the exceptions. The other terms of the performance options are similar to the terms of the Company's standard options including acceleration of vesting if there is a termination of employment following a change-in-control and forfeiture of awards upon the occurence of certain acts by the option holder.

The options expire seven years following the grant date and have an exercise price of $16.50 per share. The number of options granted to Mssrs. Wood, Chard, and Chang are as follows :

Name	Number of Options

Ritch Wood	120,000
Chief Financial Officer

Dan Chard	120,000
Executive Vice President,
Distributor Success

Joe Chang	120,000
Chief Scientific Officer and
Executive Vice President,
Product Development

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    December 27, 2007